EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Medco Research, Inc. on Form S-8 (File No. 33-35675) of our report dated January 22, 1998, on our audit of the consolidated financial statements of Medco Research, Inc. as of December 31, 1997 and for the year ended December 31, 1997 which report is included in this Annual Report on Form 10-K.

                                         COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina
March 20, 1998